[FILED  IN  THE
OFFICE  OF  THE
SECRETARY  OF  STATE  OF
THE  STATE  OF  NEVADA]

OCT  20  1999
NO.  C1407-80
/s/  Dean  Heller
DEAN  HELLER,  SECRETARY  OF  STATE



                         ARTICLES  OF  AMENDMENT

                                   OF
                        ARTICLES OF INCORPORATION

                                   OF

                   ASSOCIATED  MEDICAL  DEVICES,  INC.

     We the undersigned, President and Secretary of Associated Medical Devices, Inc. hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 18th day of October, 1999, adopted a resolution to amend the original articles of incorporation as follows:

     1. ARTICLE I of the Corporation's Articles of Incorporation is hereby amended to read as follows:

          "1.  The  name  of  the  Corporation  is  YourNet,  Inc."

     2. The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 5,844,238; that the said amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

     4.  This  Amendment  shall  be  effective  upon  filing.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President, John Huguet, and its Secretary, Randy Dotten, this 18th day of October, 1999.

                              /s/  John  Huguet
                                   John  Huguet,  President



                              /s/  Randy  Dotten
                                   Randy  Dotten,  Secretary